UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 11, 2015

Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2015, the Board of Directors of Huron Consulting Group Inc. (“Huron” or the “Company”) approved the appointment of John D. Kelly to serve as the Company’s Chief Accounting Officer and Assistant Treasurer, effective immediately. Mr. Kelly will continue to serve as a Corporate Vice President of the Company. C. Mark Hussey will continue to serve as the Company’s Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer.

Mr. Kelly, age 38, most recently served as the Company’s Corporate Vice President and Controller since November 1, 2012, and, prior to that, had served as Assistant Controller from October 2009 until November 2012. Prior to joining Huron’s Finance and Accounting department, Mr. Kelly was a Director in the Company’s Disputes and Investigations practice for three years, serving clients in the manufacturing and services industries. Before he joined the Company in December 2006, Mr. Kelly had held several positions within Deloitte & Touche’s Assurance and Advisory Services group, most recently as a Senior Manager. Mr. Kelly is a registered certified public accountant.

There are no family relationships existing between Mr. Kelly and any executive officer or director of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Kelly or any member of his immediate family had or will have an interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	February 13, 2015	/s/ C. Mark Hussey
C. Mark Hussey
Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Treasurer